UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933

                                PROTECTION ONE, INC.
              (Exact name of registrant as specified in its charter)

                     DELAWARE                         93-1063818
         (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)            Identification No.)

        600 CORPORATE POINTE, 12TH FLOOR, CULVER CITY, CALIFORNIA 90230 (Address of principal executive offices including Zip Code)

                          1997 LONG TERM INCENTIVE PLAN
                             (Full title of the plan)

                                 JOHN E. MACK III
                             CHIEF EXECUTIVE OFFICER
        600 CORPORATE POINTE, 12TH FLOOR, CULVER CITY, CALIFORNIA 90230
                                  (310)342-6322
(Names, addresses and telephone numbers, including area code, of agents for service)

                          Copies of communications to:

                                CYNTHIA S. COUCH
                  818 SOUTH KANSAS AVENUE, TOPEKA, KANSAS 66612
                                  (785)575-1617

                        CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
                                   Maximum         Maximum        Amount of
Title of Securities  Amount to be  Offering Price  Aggregate      Registration
to be Registered     Registered    Per Share (1)   Offering Price Fee
--------------------------------------------------------------------------------
Common Stock,        4,200,000     $1.5            $6,300,000     $1,663.20
$.01 Par Value

(1) Estimated solely for purpose of calculating the registration fee based upon the average of the high and low prices for the issuer's common stock reported on the New York Stock Exchange Composite Transactions on February 7, 2000 of $1.5 per share.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

       * Information required by Part I to be contained in the section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Protection One, Inc. (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange
Commission:

          (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998. In addition, the Form 10-K/A should be read in connection with the Company's September 30, 1999 Form 10-Q, which discloses significant subsequent events including a current impairment evaluation for customer accounts and liquidity.

          (b) The Company's Quarterly Reports filed on Form 10-Q for the periods ending March 31, 1999, June 30, 1999, and September 30, 1999.

          (c)  The Company's Current Reports on Form 8-K dated January 26,
1999, February 1, 1999, March 25, 1999, April 1, 1999, July 2, 1999, August 12,
1999, August 13, 1999, August 26, 1999, September 3, 1999, September 30, 1999,
October 5, 1999, October 12, 1999, November 1, 1999, November 16, 1999, December 3, 1999, December 20, 1999, January 18, 2000, January 26, 2000, and February 1, 2000.

          (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated September 8, 1994 filed pursuant to Section 12(b) of the Exchange Act and declared effective on September 29, 1994 (including any amendment or report filed for the purpose of updating such description).

          (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referenced in (a) above.

All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold, shall be deemed to have been incorporated herein by reference, and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The statements as to matters of law and legal conclusions set forth in this registration statement and in the documents incorporated by reference herein have been reviewed by Renee T. Kingsley, Esq., Vice President, Legal Services of Registrant and are set forth or incorporated by reference herein in reliance upon the opinion of Ms. Kingsley. At February 10, 2000, Ms. Kingsley owned directly or beneficially 575 shares of Common Stock and 45,000 stock options exercisable for Common Stock.

     The financial statements and schedules included in or incorporated by reference in this Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify any person who is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation. The power to indemnify also applies to a person who is serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Pursuant to the General Corporation Law of the State of Delaware, the corporation may indemnify a person against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action, a person must have no reasonable cause to believe the person's conduct was unlawful. In the case of actions brought by or in the right of the corporation, no indemnification shall be made to a person if the person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

     The Fifth Restated Certificate of Incorporation, as amended, ("Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision is specifically authorized by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

     The Bylaws of the Registrant, as amended, (the "Bylaws") provide that the Registrant shall indemnify and hold harmless its directors and officers to the fullest extent permitted by applicable law. The Bylaws contain provisions to the effect that each director, officer and employee of the Registrant shall be indemnified by the Registrant against liabilities and expenses in connection with any legal proceedings to which the person may be made a party or with which the person may become involved or threatened by reason of having been an officer or director of the company or by serving at the request of the corporation as a director, officer, employee or agent of any other organization.

     The Registrant maintains a directors and officers liability insurance policy providing for the insurance on behalf of any person who is or was a director or officer of the Registrant and its subsidiary companies against any liability incurred by such person in any such capacity or arising out of such person's status as such. The policy contains various reporting requirements and is subject to certain exclusions and limitations.

Item 7.  Exemption From Registration Claimed.

       Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed herewith, or incorporated herein by reference:

       EXHIBIT NO.        EXHIBIT

         5                Legal opinion and consent of Renee T. Kingsley, Esq.
         23.1             Legal opinion and consent of Renee T. Kingsley, Esq.
         23.2             Consent of Arthur Andersen LLP, filed herewith.
         24               Power of Attorney (included on signature page to
                          registration statement).

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.


           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement
                 (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Protection One, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Culver City, State of California on the 14th day of February, 2000.

                                                  PROTECTION ONE, INC.


                                                  By: /s/ JOHN E. MACK III
                                                  John E. Mack III
                                                  Chief Executive Officer


Each person whose signature appears below appoints below appoints John E. Mack III, Annette M. Beck and Anthony D. Somma and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                           Date


/S/ JOHN E. MACK III        Chief Executive Officer;        February 14, 2000
John E. Mack III            Director (Principal Executive
                            Officer)



/S/ ANTHONY D. SOMMA        Chief Financial Officer;        February 14, 2000
Anthony D. Somma            Director (Principal Financial
                            and Accounting Officer)



/S/ ANNETTE M. BECK         President and Chief Operating   February 14, 2000
Annette M. Beck             Officer; Director


/S/ HOWARD A. CHRISTENSEN   Director                        February 14, 2000
Howard A. Christensen


/S/ JOHN B. DICUS           Director                        February 14, 2000
John B. Dicus

/S/ MARIA DE LOURDES DUKE   Director                        February 14, 2000
Maria de Lourdes Duke


/S/ BEN M. ENIS             Director                        February 14, 2000
Ben M. Enis


/S/ DONALD A. JOHNSTON      Director                        February 14, 2000
Donald A. Johnston


/S/ CARL M. KOUPAL, JR.     Director                        February 14, 2000
Carl M. Koupal, Jr.


/S/ DOUGLAS T. LAKE         Director                        February 14, 2000
Douglas T. Lake


/S/ JOHN C. NETTELS, JR.    Director                        February 14, 2000
John C. Nettels, Jr.


/S/ JOHN H. ROBINSON, JR.   Director                        February 14, 2000
John H. Robinson, Jr.


/S/ JAMES Q. WILSON         Director                        February 14, 2000
James Q. Wilson

                                    EXHIBIT LIST


       EXHIBIT NO.       EXHIBIT

          5              Legal Opinion and consent of Renee T. Kingsley, Esq.
          23.1           Legal Opinion and consent of Renee T. Kingsley, Esq.
          23.2           Consent of Arthur Andersen LLP
          24             Power of Attorney (included in signature page to
                         registration statement)